                                                                     EXHIBIT B


                                 LEIDY HUB, INC.
                                INCOME STATEMENT
                                   (UNAUDITED)


                                    Three Months Ended     Twelve Months Ended
                                      June 30, 1998          June 30, 1998
                                    -----------------     ----------------

Operating Expenses:
  Operation Expense                     $  5,324                $ 24,698
  Other Taxes                                278                   2,931
                                        --------                --------

Total Operating Expenses                   5,602                  27,629
                                        --------                --------

Other Income:
  Interest Income                         10,092                  18,306
  Equity Interest in:
    Ellisburg-Leidy Northeast
     Hub Co.                                   -                  (1,000)
    Enerchange                                 -                 139,340
                                        --------                --------
                                          10,092                 156,646
                                        --------                --------

Other Deductions:
  Interest                                     -                   9,713
                                        --------                --------

Pretax Income                              4,490                 119,304
                                        --------                --------

Income Taxes - Current                     2,583                 119,342
             - Deferred                   (1,012)                (78,122)
                                        --------                --------
                                           1,571                  41,220
                                        --------                --------

Net Income                              $  2,919                $ 78,084
                                        ========                ========